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                                                                      Exhibit 21



                            NORTH COAST ENERGY, INC.

                           Annual Report on FORM 10-K

                              List of Subsidiaries

     The following is a list of the wholly-owned subsidiaries of the Company and the jurisdiction in which each is organized:

         NCE Securities, Inc.                        Ohio
         North Coast Operating Company               Ohio
         Peake Energy, Inc.                          Delaware